Exhibit 99.1*


* Disclosure schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT (this "Agreement"), dated July 31, 2004, by and between EasyLink Services Corporation, a Delaware corporation ("Seller"), EasyLink Services USA, Inc., a Delaware corporation (the "Selling Subsidiary"), Infocrossing Services, Inc., a Delaware corporation ("Buyer"), and Infocrossing, Inc., a Delaware corporation ("Parent"). Certain capitalized terms herein shall have the meanings ascribed to such terms in Section 11.9.

         WHEREAS, Seller and the Selling Subsidiary are engaged, among other things, in the business of providing outsourced services that screen incoming and outgoing e-mail messages for viruses, spam, offensive content and oversized attachments under the brand name MailWatch (the "MailWatch Service") (the MailWatch Service being referred to herein as the "Services" or the "Business"); and

         WHEREAS, upon the terms and subject to the conditions set forth herein and for the consideration described herein, Seller and the Selling Subsidiary desire to sell, and Buyer desires to purchase, certain of the assets relating to the Business as specified herein for the purpose of Buyer carrying on the Business as a going concern in succession to Seller and the Selling Subsidiary;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement and effective upon the Effective Time, each of Seller and the Selling Subsidiary hereby sells, transfers, conveys, assigns and delivers to Buyer, and Buyer hereby purchases and acquires from Seller and the Selling Subsidiary, free and clear of all Liens (other than Permitted Liens), all of Seller's and the Selling Subsidiary's right, title and interest in and to all of the properties, assets, contracts, rights and choses in action (collectively, "Property"), whether tangible, intangible, real, personal, mixed, accrued, contingent or otherwise, to the extent used exclusively or held for use exclusively in the conduct of the Business, as the same shall exist as of the Closing, including, without limitation (collectively, the "Assets"):

                  1.1 Contracts. Subject to Section 7.4, all of Seller's and the Selling Subsidiary's right, title and interest in, to and under (a) the contracts in existence on the date hereof to provide the Services to customers to the extent relating to the period after the Closing, but only to the extent that such contracts relate to the provision of the Services (the "Customer Contracts"), and each customer of the Business as of June 30, 2004 is listed on Schedule 1.1(a); (b) the contracts to purchase telecommunications services listed on Schedule 1.1(b) (the "Telecommunications Services Contracts"); (c) the software license agreements listed on Schedule 1.1(c) (the "License Agreements") and (d) the other contracts listed on Schedule 1.1(d) but only to the extent that such contracts relate to the provision of the Services (the "Other Contracts") (the Customer Contracts, the Telecommunications Services Contracts, the License Agreements and the Other Contracts collectively referred to herein as the "Business Contracts");

                  1.2 Intellectual Property. All of Seller's and the Selling Subsidiary's right, title and interest in and to the Intellectual Property, including but not limited to (a) all registrations and applications for registrations, if applicable, for any trademarks comprising such Intellectual Property (including but not limited to the trademark registration listed on Schedule 1.2), and (b) the graphics and other content displayed on the www.mailwatch.com and www.stopspam.com websites (the "Transferred Intellectual Property");

                  1.3 Domain Names. All of Seller's and the Selling Subsidiary's right, title and interest in and to the domain names listed on Schedule
         1.3 (the "Domain Names");

                  1.4 Equipment. All of Seller's and the Selling Subsidiary's right, title and interest in and to all of the items of equipment listed on Schedule 1.4 (the "Equipment");

                  1.5 Software. All of Seller's and the Selling Subsidiary's right, title and interest in, to and under the Software (as defined below) that (i) is used in the conduct of the Business, (ii) is not used in the conduct of Seller's or the Selling Subsidiary's operations other than the Business and (iii) is not used by Seller or the Selling Subsidiary under a third party license agreement ("Business Exclusive Software"). As used herein, "Software" means any computer program or source or object code instructions for controlling the operation of a central processing unit or computer. All Business Exclusive Software is listed on Schedule 1.5;

                  1.6 Licenses and Permits. All of Seller's and the Selling Subsidiary's right, title and interest in and to the licenses, permits, approvals, franchises, registrations, accreditations or authorizations (to the extent permitted by applicable law to be transferred) related to the Business which are specified on Schedule 1.6 annexed hereto;

                  1.7 Books and Records. All books, accounting, financial and other related records and documents, correspondence, manuals, production records, standard operating procedures, customer lists, suppliers lists and any other confidential or proprietary information to the extent pertaining to the Business that are listed on Schedule
         1.7 annexed hereto (collectively, the "Books and Records");

                  1.8 Claims. Claims, prepayments, refunds (other than income tax refunds) causes of action, choses in action and rights of offset or recoupment related to the Assets ("Claims") to the extent relating to the period after the Closing; and

                  1.9 Goodwill. The goodwill associated with the Business.

         Without limiting the generality of the foregoing, it is expressly understood that the following Property shall not be included in the Assets to be transferred hereunder:

                  1.10 all cash, instruments, accounts receivable (including but not limited to accounts receivable created after the Closing Date to the extent arising out of Services delivered through the Closing Date) and Claims, in each case to the extent existing or arising out of or relating to the operation of the Business on or before the Closing Date;

                  1.11 all Property expressly excluded from the Property described in Sections 1.1 through 1.9 as a result of the express limitations contained in such Sections;

                  1.12 all contracts referenced by Section 1.1(a) or listed on
         Schedule 1.1(d) to the extent such contracts do not relate to the provision of the Services;

                  1.13 all Internet Protocol address numbers used in the conduct of the Business;

                  1.13 all Software other than Business Exclusive Software; and

                  1.14 in the case of Property other than the items included in Sections 1.1 through 1.9, all Property that is used or held for use, whether in whole or in part, in the conduct of Seller's or the Selling Subsidiary's operations other than the Business, including but not limited to shared routers, fire walls and similar Property.

2. Assumption of Liabilities; Pre- and Post- Closing Allocation of Revenues and Expenses; Accounts Receivable Collection.

                  2.1 Assumption of Liabilities by Buyer. Upon the terms and subject to the conditions set forth in this Agreement and effective upon the Effective Time, Buyer hereby assumes and agrees thereafter to pay, perform, satisfy and discharge the following obligations and liabilities of Seller and the Selling Subsidiary in accordance with their respective terms (collectively, the "Assumed Liabilities"):

                  (a) all of the liabilities and obligations of Seller or the Selling Subsidiary under the Business Contracts to the extent arising out of or relating to the period after the Closing Date (in each case, subject to Section 7.4), including but not limited to the obligations to make (i) the $240,000 (plus applicable sales tax, if any) payment due on or before August 18, 2004 under the License Purchase Order referenced on Schedule 1.1(c), (ii) the $36,570 (which includes NJ sales tax) payment due on or before August 19, 2004 under Equipment Purchase Order No. 02-32047 dated July 21, 2004 referenced on Schedule 1.1(d) (it being understood that, if notwithstanding the foregoing Seller makes any of the payments referenced in clause (i) or (ii) of this Section 2.1(a), Buyer shall reimburse Seller for such amount);

                  (b) all liabilities and obligations arising from or in connection with the Business or the Assets after the Closing Date in respect of Hired Business Employees, subject to Section 7.5(b) and excluding the liabilities and obligations set forth in Section 2.2(i); and

                  (c) any liabilities or obligations for periods after the Closing Date relating to infringement after the Closing Date by the Business Exclusive Software or the Intellectual Property on the intellectual property rights of any third party.

                  2.2 Excluded Liabilities. Buyer is not assuming or agreeing to pay, perform, assume or discharge, and Buyer is not otherwise responsible for, any liabilities of Seller or its subsidiaries, fixed or contingent, known or unknown, other than the Assumed Liabilities, including, without limitation, the following (collectively, the "Excluded Liabilities"):

                  (a) liabilities or obligations of Seller or its subsidiaries for indebtedness to any of its stockholders or other equity owners or to any Person affiliated or associated therewith;

                  (b) except as otherwise specifically provided herein, liabilities or obligations of Seller or its subsidiaries with respect to this Agreement or any of the transactions contemplated hereunder including, without limitation, legal and accounting fees;

                  (c) liabilities or obligations for any severance or post-termination benefits or other payments or awards (including, without limitation, disability payments and workers compensation awards) owed to or incurred on behalf of any employee of Seller or its subsidiaries terminated prior to or at the Closing, including, without limitation, any obligations under COBRA;

                  (d) any liabilities or obligations under any Seller Benefit Plans;

                  (e) any liabilities or obligations of Seller or its subsidiaries relating to ERISA or any liabilities or obligations of the Business for periods through the Closing Date relating to ERISA;

                  (f) any liabilities or obligations for periods through the Closing Date relating to infringement on or before the Closing Date by the Business Exclusive Software or the Intellectual Property on the intellectual property rights of any third party;

                  (g) subject to Sections 10.1 and 10.2 hereof, liabilities or obligations incurred by Seller or its subsidiaries regardless of when such obligation or liability is discovered which result from a violation or breach of any representation, warranty, covenant or agreement of Seller or the Selling Subsidiary included herein or made in connection herewith;

                  (h) liabilities or obligations related to any breach or default (or an event which might, with the passing of time or the giving of notice, or both, constitute a default) under any Business Contract arising out of or relating to the period on or prior to the Closing Date;

                  (i) the $23,535.90 (which includes NJ sales tax) payment due on or before July 21, 2004 under Equipment Purchase Order No. 02-32000 dated June 22, 2004 referenced on Schedule 1.1(d), which shall be paid by Seller;

                  (j) all accounts payable and accrued expenses of Seller or its subsidiaries, and pertaining to the Business, including but not limited to, the foregoing and the payment of employee salaries, benefits, vacation, sick pay, payroll Taxes and severance and termination payments (other than any such amounts for which an adjustment to the Purchase Price has been made pursuant to
Section 3.1 or for which pro ration to be paid by Buyer is required pursuant to
Section 2.3); and

                  (k) any liability for (i) Taxes of Seller or its subsidiaries,
(ii) Taxes arising out of or relating to the conduct of the Business during the period through the Closing Date, (iii) income Taxes of Seller and its subsidiaries arising in connection with the consummation of the Transaction and
(iv) the unpaid Taxes of any other person pursuant to Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee, successor, by contract or otherwise. Notwithstanding anything to the contrary contained herein, transfer, sales or use Taxes, if any, arising from the purchase or sale of the Business or the Assets shall be allocated 50% to Seller and 50% to Buyer.

                  2.3 Pre- and Post-Closing Allocation of Revenues and Expenses. Seller and the Selling Subsidiary, as applicable, shall be entitled to all revenues, and shall be responsible for all expenses, liabilities and obligations (other than the Assumed Liabilities specified in Section 2.1(a)(i) and (ii)), to the extent attributable to the conduct of the Business for the period on or before the Closing Date. Buyer shall be entitled to all revenues, and shall be responsible for all expenses, liabilities and obligations, to the extent attributable to the conduct of the Business for the period after the Closing Date. Without limiting the generality of the foregoing, (i) Seller and the Selling Subsidiary, as applicable, shall be entitled to all revenues, and shall be responsible for all associated expenses (including but not limited to minimum payment commitments under the License Agreements) for services provided on or before the Closing Date and (ii) Buyer shall be entitled to all revenues, and shall be responsible for all associated expenses (including but not limited to minimum payment commitments under the License Agreements) for services provided after the Closing Date. For purposes of determining the allocation of revenues or expenses under a particular invoice or the allocation of other amounts or liabilities for the period through the Closing Date or the period after the Closing Date, unless otherwise provided herein below, such revenues, expenses, amounts or liabilities shall be allocated based on the number of days in the period covered by such invoice or to which such amounts or liabilities relate that are on or before the Closing Date and the number of days in the period covered by such invoice or to which such amounts or liabilities relate that are after the Closing Date. For the avoidance of doubt, Seller shall be responsible for charges arising out of failures on or before the Closing Date to meet minimum commitments under License Agreements that contain minimum payment commitments and Buyer shall be responsible for charges arising out of failures after the Closing Date to meet such minimum commitments. Seller represents that all minimum commitments under License Agreements that contain minimum commitments that were due and payable on or before the Closing Date have been paid in full. For the avoidance of doubt, Seller shall be responsible for paying to each Hired Business Employee all unused or unpaid vacation days that are accrued as of the Closing Date for such Hired Business Employee and Buyer shall have no obligation to pay such Hired Business Employee for such days paid by Seller regardless of whether such Hired Business Employee takes such accrued but unpaid vacation days after the Closing Date. Buyer shall pay to Seller the amount of all vacation days used by each Hired Business Employee on or before the Closing Date in excess of the number of days that have been earned through the Closing Date by such employee. At the end of 2004, the total number of sick days and floating holidays taken by each Hired Business Employee shall be calculated and Seller shall be responsible for 58.34% of such days (and shall receive credit for any such days taken by such Hired Business Employee on or before the Closing Date) and Buyer shall be responsible for 41.66% of such days. To the extent that Seller and Buyer have agreed on the amount of any of the pre- and post-closing allocations set forth in this Section 2.3 on or before the Closing Date, such allocations shall be paid by adjustment to the cash portion of the Purchase Price.

3.       Consideration for Sale of the Assets.

                  3.1 Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement and in consideration for the sale and transfer of the Assets, at the Closing, Buyer shall assume the Assumed Liabilities and shall (1) (i) pay to the Selling Subsidiary the sum of THREE MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US$3,500,000), (ii) less the portion of the total amount listed on Schedule 7.5(c)(ii) that is assumed by Buyer but for which Seller is responsible under Section 2.3, payable by wire transfer of immediately available funds to an account specified in writing by Seller ("Cash Consideration"), and (2) cause Parent to issue and deliver to the Selling Subsidiary that number of shares of Parent's Common Stock, par value $.01 per share, as shall be obtained by dividing ONE MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US$1,500,000) by the Closing Market Price ("Parent's Common Stock") ("Cash Consideration" and "Parent's Common Stock" collectively referred to herein as the "Purchase Price").

                  3.2 Allocation of Purchase Price. Seller shall prepare an allocation (the "Allocation") of the Purchase Price and the Assumed Liabilities, as applicable, among the Assets in accordance with Section 1060 of the Code and the Treasury regulations promulgated thereunder (and any similar provisions of state, local or foreign law, as applicable), and shall deliver such Allocation to Buyer within thirty (30) days after the Closing Date. Buyer and Seller shall endeavor in good faith to agree upon the Allocation. Buyer, Parent, Seller and the Selling Subsidiary shall file all Tax reports, returns and other statements (including, but not limited to, Internal Revenue Service Form 8594), and conduct any audit, Tax proceeding or Tax litigation relating thereto consistent with the Allocation if finally agreed upon by Seller and Buyer. None of Buyer, Parent, Seller or any Selling Subsidiary shall take any position (whether in audits, Tax Returns, or otherwise) that is inconsistent with the agreed Allocation unless required to do so by applicable law.

4.       Closing.

                  4.1 Effective Date of Transaction. Subject to the terms and conditions of this Agreement, the closing (the "Closing") of the transactions contemplated hereby (the "Transaction") shall occur at 10:00 am New Jersey time on the date hereof (the "Closing Date"). The transfer of the Assets and the assumption of the Assumed Liabilities shall be effective as of 12:00 a.m. immediately after the Closing Date (the "Effective Time").

                  4.2      Closing.

                  (a) Upon the terms and subject to the conditions set forth herein, the Closing shall take place at the offices of Seller at 33 Knightsbridge Road, Piscataway, NJ 08854, or at such other place as the parties may mutually agree.

                  (b) At the Closing (or within one business day after the Closing Date), Seller shall deliver or cause to be delivered to Buyer the following:

                      (1) the certificates required by Sections 8.1 and 8.2 hereof;

                      (2) resolutions duly adopted by the Board of Directors of Seller and the Selling Subsidiary authorizing the transactions which are the subject of this Agreement, certified by the Secretary of Seller and the Selling Subsidiary, as applicable;

                      (3) a copy of the Certificate of Incorporation and all amendments thereto of Seller and the Selling Subsidiary certified by the Secretary of State of the State of Delaware;

                      (4) certificates of the Secretary of Seller and the Selling Subsidiary, as applicable, to the effect that there have been no amendments to the charter documents referred to in Sections 4.2(b)(3) hereof since the date of the certifications referred to in such subsection;

                      (5) the consent of the third parties listed on Schedule 4.2(b)(5) annexed hereto required for the consummation by Seller and the Selling Subsidiary of the Transaction, subject to Section 7.4;

                      (6) the Transition Services Agreement, executed by Seller;

                      (7) a certificate of Seller and the Selling Subsidiary satisfying the requirements of Treasury Regulation 1.1445-2(b)(2); and

                      (8) a letter from Fitzpatrick, Cella, Harper & Scinto, intellectual property counsel of Seller, permitting Buyer to rely on the opinions set forth in the letter dated June 14, 2004 from such counsel to Seller.

                  (c) At the Closing (or within one business day after the Closing Date), Buyer shall deliver or cause to be delivered to Seller (or, in the case of item (2) below, to the Selling Subsidiary) the following, unless otherwise waived by Seller;

                      (1) the Cash Consideration;

                      (2) Parent's Common Stock;

                      (3) the certificates required by Sections 9.1 and 9.2 hereof;

                      (4) resolutions duly adopted by the Board of Directors of each of Buyer and Parent authorizing the transactions which are the subject of this Agreement, certified by the Secretary of each of Buyer and Parent; and

                      (5) the Transition Services Agreement, executed by Buyer.

5.       Representations and Warranties of Seller.

         Except as disclosed in the Disclosure Schedules attached hereto, each of Seller and the Selling Subsidiary, jointly and severally, hereby represents and warrants to Buyer as follows:

                  5.1 Seller's Organization and Authority. Each of Seller and the Selling Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and lawful authority to carry on the Business as it is currently being conducted. Each of Seller and the Selling Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which the ownership, operation or lease of the Assets or the conduct of the Business requires qualification or licensing to do business as a foreign corporation and in which the failure to so qualify is reasonably likely to have a Material Adverse Effect.

                  5.2 Authorization. Each of Seller and the Selling Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements, to consummate the Transaction and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Agreements by Seller and the Selling Subsidiary and the consummation by Seller and the Selling Subsidiary of the Transaction have been duly authorized by all necessary corporate action of Seller and the Selling Subsidiary, and no other board of directors, shareholder or other corporate proceeding by or on behalf of Seller or the Selling Subsidiary is necessary to authorize the execution, delivery or performance of this Agreement or any other Transaction Agreement, or the consummation of the Transaction. This Agreement constitutes, and the other Transaction Agreements when executed and delivered will constitute, the valid and legally binding obligation of Seller and the Selling Subsidiary, enforceable against Seller and the Selling Subsidiary in accordance with their terms.

                  5.3 Freedom to Contract. The execution, delivery and performance of this Agreement and the other Transaction Agreements by Seller and the Selling Subsidiary and the consummation by Seller and the Selling Subsidiary of the Transaction will not: (i) violate or conflict with any provision of the certificate of incorporation or by-laws of Seller or the Selling Subsidiary, each as amended; (ii) violate any of the terms, conditions or provisions of any applicable law, rule, statute, regulation, order, writ, injunction, judgment or decree of any Governmental Authority (collectively, "Applicable Law"); (iii) except as set forth on Schedule 5.3, conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to or result in any loss of benefit or right of termination, amendment or acceleration under any of the terms, conditions or provisions of any Contract (other than the Business Contracts which shall be treated in accordance with the provisions of Section 7.4); or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or Lien of any nature upon, or with respect to the Business or any of the Assets, except in the case of clauses (ii), (iii) and (iv) where such conflict, breach or violation or default is reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 5.3, no authorization, approval, order, license, permit, franchise or consent of, and no registration, declaration or filing with, any Governmental Authority or other Person (other than under the Business Contracts), is required in connection with Seller's or the Selling Subsidiary's execution, delivery and performance of this Agreement or any other Transaction Agreement or the consummation of the Transaction.

                  5.4 Subsidiaries. Seller owns of record and beneficially all of the outstanding capital stock of the Selling Subsidiary. No subsidiary of Seller owns any Assets other than the Selling Subsidiary, and no subsidiary of Seller operates any portion of the Business other than the Selling Subsidiary and subsidiaries that may provide one or more of the services to be provided under the Transition Services Agreement.

                  5.5 Title to Assets; Encumbrances, etc. Each of Seller and the Selling Subsidiary has good title to all of the Assets, free and clear of any mortgage, pledge, security interest, title defect, lien or encumbrance of any kind (collectively, "Liens"); except for (i) Liens securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, and (ii) restrictions on assignment or transfer of rights under Business Contracts listed on Schedule 7.4 (collectively, "Permitted Liens"). All of the Assets which are tangible personal property are in good operating condition and repair (reasonable wear and tear excepted) and are set forth on Schedule 5.5. Subject to Section 7.4, upon the consummation of the Closing, good title to the Assets will vest in Buyer, free and clear of any and all Liens, other than Permitted Liens, and without incurring any penalty. No third party has any rights to purchase any of the Assets, or any interest therein or portion thereof, including rights of first offer or first refusal. The Assets, together with the assets used in providing the services under the Transition Services Agreement, constitute in all material respects all of the assets necessary to allow Buyer to operate the Business, as currently conducted by Seller and its subsidiaries.

                  5.6 Real Property. None of the Assets consists of an interest in real property. Each of Seller and the Selling Subsidiary has a good and subsisting leasehold estate in the real property on which Buyer will collocate equipment pursuant to the Transition Services Agreement (the "Leased Real Property"), free and clear of all sublease agreements, Liens and other exceptions to title, other than Permitted Liens, and is in sole possession of each parcel of Leased Real Property that it leases. All rent presently due under each lease of Leased Real Property has been paid in full.

                  5.7 Contracts. Schedule 5.7 sets forth a complete list of (a) the Contracts related to the Business to which Seller and the Selling Subsidiary are a party or bound, or pursuant to which Seller or the Selling Subsidiary is a beneficiary, other than any Contracts with customers of the Business, and (b) the customers of the Business as of June 30, 2004. Accurate and complete copies of each Contract set forth on Schedule 5.7 have been made available by Seller to Buyer, and, except as disclosed on Schedule 5.7, accurate and complete copies of each written Contract with each customer listed on Schedule 5.7 have been made available by Seller to Buyer to the extent in Seller's possession. Each Contract set forth on Schedule 5.7 and each Contract with a customer of Seller that has not expired in accordance with its terms is in full force and effect. Each of Seller and the Selling Subsidiary has complied with all commitments and obligations on its part to be performed or observed pursuant to each Contract set forth on Schedule 5.7 and each Contract with a customer of Seller, except where the failure to so comply individually or in the aggregate is not reasonably likely to have a Material Adverse Effect. Neither Seller nor the Selling Subsidiary is in default, or has received written notice that it is in default, under any of the Contracts set forth on Schedule 5.7 or any Contract with a customer of Seller, which default individually or in the aggregate is reasonably likely to have a Material Adverse Effect. No claims have been made, are pending or, to Seller's Knowledge, are threatened by any customer of the Business alleging a breach of any express or implied warranties or representations with respect to the Services, which claim individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

                  5.8 Litigation and Claims. Except as set forth on Schedule 5.8, there is (a) no action, suit, litigation, proceeding or investigation by or before any Governmental Authority pending or, to Seller's Knowledge, threatened, against Seller or the Selling Subsidiary relating to the Business or the Assets or that seeks to enjoin or obtain monetary damages in respect of the consummation of the Transaction or (b) to Seller's Knowledge, no claim, cause of action, choses in action or other liabilities relating to the Business or the Assets which is reasonably likely to have a Material Adverse Effect. Neither Seller nor the Selling Subsidiary is subject to any judgment, order or decree entered in any lawsuit or proceeding that is applicable to the Business or the Assets.

                  5.9 Compliance with Law. Neither Seller nor the Selling Subsidiary is in violation of any Applicable Law relating to the Business or the Assets, which is reasonably likely to have a Material Adverse Effect.

                  5.10 Governmental Licenses and Approvals. Schedule 5.10 sets forth a list of all material governmental licenses, franchises and permits held by Seller or the Selling Subsidiary in connection with the Business (all such licenses, franchises and permits being referred to herein as the "Permits"). Each of Seller and the Selling Subsidiary has all of the Permits required under Applicable Law for the conduct of the Business as currently conducted. As of the Closing Date, each Permit, to the extent assignable, is being assigned to Buyer and, following such assignment, shall be in full force and effect.

                  5.11 Employee Related Matters. To the extent relating to the
Business:

                  (a) Schedule 7.5(a)(i) is true and correct in all material respects.

                  (b) Neither Seller nor the Selling Subsidiary is subject to or bound by any collective bargaining agreements with any unions, representatives or other organizations which affect the Employees.

                  (c) Neither Seller nor the Selling Subsidiary has received notice of any industrial or other such dispute with any of the Employees, any union, employee representatives or other organization formed for a similar purpose which is reasonably likely to have a Material Adverse Effect and no such dispute is existing, pending or, to Seller's Knowledge, threatened.

                  (d) There is no collective bargaining agreement or other arrangement to which Seller or the Selling Subsidiary is a party with which Seller or the Selling Subsidiary has failed to comply which failure would restrict the transactions contemplated by this Agreement or is reasonably likely otherwise to have a Material Adverse Effect.

                  (e) There are no pending or, to Seller's Knowledge, threatened inquiries or investigations involving or relating to the Employees by the Equal Opportunities Commission, the Commission for Racial Equity, the Health and Safety Executive or similar authorities that is reasonably likely to have a Material Adverse Effect.

                  (f) There is no pending or, to Seller's Knowledge, threatened litigation and, to Seller's Knowledge, no existing material dispute involving or relating to any of the Employees other than routine claims for benefits in the ordinary course of the operation of Seller and the Selling Subsidiary or for which Buyer will have no liability after the Closing Date.

                  (g) To Seller's Knowledge, each of Seller and the Selling Subsidiary has at all relevant times complied with all of its obligations under statute and otherwise concerning the health and safety at work of the Employees, except for failures to comply which individually or in the aggregate is not reasonably likely to have a Material Adverse Effect, and there are no claims pending or, to Seller's Knowledge, threatened by any party in respect of any accident or injury which are not fully covered by insurance or by any Employee in respect of any accident or injury or for which Buyer would have liability after the Closing Date.

                  5.12 ERISA Matters.

                  (a) None of Seller, the Selling Subsidiary or any of their respective ERISA Affiliates is or ever has been a party or made contributions to any plan which is subject to Title IV of ERISA, Section 412 of the Code or
Section 302 of ERISA or any "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA. None of Seller, the Selling Subsidiary or any of their respective ERISA Affiliates has, at any time, participated in any union-sponsored multiemployer welfare benefit fund maintained pursuant to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA. None of Seller, the Selling Subsidiary or any of their respective ERISA Affiliates maintains any plan which is funded through a "welfare benefit fund" as defined in Section 419(e) of the Code.

                  (b) Except as set forth on Schedule 5.12(b), all health and medical benefit coverage, and all death benefit coverage, under each Seller Benefit Plan is provided solely through insurance. Any continuation coverage provided under any Seller Benefit Plan in accordance with the COBRA provisions of ERISA ss.ss.601 through 608 or Code ss.4980 B is paid for solely by Seller's or the Selling Subsidiary's COBRA qualified beneficiary.

                  (c) None of the Seller Benefit Plans have participated in, engaged in or been a party to any Prohibited Transaction which could result in the imposition of a material liability for which Buyer could reasonably be expected to become liable after the Closing Date. No officer, partner, director or employee of Seller, the Selling Subsidiary or any of their respective ERISA Affiliates has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA or engaged in any Prohibited Transaction with respect to any Seller Benefit Plan, in each case for which Buyer could reasonably be expected to become liable after the Closing Date.

                  (d) There have been no acts or omissions with respect to any Seller Benefit Plan or other Employee Benefit Plan by Seller, the Selling Subsidiary or any of their respective ERISA Affiliates which has given rise to or may give rise to any material fines, penalties or related charges for which Buyer could reasonably be expected to become liable after the Closing Date. No litigation or claim (other than routine liability claims) is pending with respect to any Seller Benefit Plan.

                  (e) Each Seller Benefit Plan has at all times been maintained in all material respects, by its terms and in operation, in accordance with all Laws. Seller, the Selling Subsidiary and their respective ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Seller Benefit Plan and Laws or required to be paid as expenses under such Employee Benefit Plan. None of Seller, the Selling Subsidiary or any of their respective ERISA Affiliates has or will have on the Closing any unsatisfied material liability, fine, penalty or tax with respect to any Seller Benefit Plan or any other Employee Benefit Plan for which Buyer could reasonably be expected to become liable after the Closing Date.

                  5.13 Business Revenues. Schedule 5.13 sets forth the revenues of the Business for the year ended December 31, 2003 and for the six months ended June 30, 2004 (the "Business Revenues"). The Business Revenues were determined in accordance with United States generally accepted accounting principles consistently applied.

                  5.14 Absence of Certain Developments. Except as disclosed on
Schedule 5.14, since March 31, 2004, each of Seller and the Selling Subsidiary has operated the Business in the ordinary course consistent with past practice and there has not been any:

                  (a) event which has had or is reasonably expected, individually or in the aggregate (together with the items set forth in Schedule 5.14), to have a Material Adverse Effect;

                  (b) transactions not in the ordinary course of business, which transactions have a value individually in excess of $25,000 or in excess of $100,000 in the aggregate;

                  (c) material damage, destruction or loss, whether or not insured, affecting the Assets;

                  (d) failure to maintain in full force and effect insurance coverage for destruction, damage to, or loss of the Assets in accordance with Seller's practices applicable generally to Seller and its other domestic operating subsidiaries;

                  (e) disposition of or lapse of any of its Intellectual Property or any license, permit or authorization to use any Intellectual Property, other than in the ordinary course of business and other than any disposition or lapse that is not reasonably likely to have a Material Adverse Effect; or

                  (f) agreement or understanding legally obligating it to take any of the actions described above in this Section 5.14.

                  5.15 Business Software.

                  (a) The Business Exclusive Software is owned by Seller and the Selling Subsidiary and is all Software that is material to the provision of the Services (other than Software licensed from third parties under the License Agreements or other third party shrink wrap Software). Except as disclosed on
Schedule 5.15, each of Seller and the Selling Subsidiary has all rights and powers necessary to make the transfer of the Business Exclusive Software owned by Seller and the Selling Subsidiary. To Seller's Knowledge, except as disclosed on Schedule 5.15, there is no written claim by a third party that the use by Seller or the Selling Subsidiary in the conduct of the Business of the Business Exclusive Software infringes on the intellectual property rights of any third party. Except as disclosed on Schedule 5.15, the Business Exclusive Software is sufficient to permit Seller to provide the Services as currently provided. Notwithstanding anything to the contrary contained herein, none of the representations and warranties set forth above in this Section 5.15(a) shall apply to the Provisioning Software (as defined on Schedule 1.5). Except as set forth herein or in the Transition Services Agreement, the Business Exclusive Software (including but not limited to the Provisioning Software) owned by Seller and the Selling Subsidiary is transferred "As Is," without any support, assistance, maintenance or warranties of any kind. Except as otherwise set forth herein or in the Transition Services Agreement, Buyer assumes all responsibility and risk for its use of any Software covered by this Agreement. Except as otherwise set forth herein or in the Transition Services Agreement, Seller does not make, and expressly disclaims, any express or implied warranties of any kind whatsoever relating to Software, including but not limited to, implied warranties of merchantability or fitness for a particular purpose, warranties of title or non infringement, or any warranties that the Software is error free.

                  (b) Except as disclosed on Schedule 5.15, to Seller's Knowledge, there is no claim which can be asserted by any Person against Seller or the Selling Subsidiary with respect to the use of any item of Business Exclusive Software challenging or questioning the validity or effectiveness of such use of any such item. Except as disclosed on Schedule 5.15, no employee of Seller or, to Seller's Knowledge, any other Person has a right to receive a royalty or similar payment, or has any other monetary rights, in respect of any item of Business Exclusive Software owned by Seller or the Selling Subsidiary. Each of Seller and the Selling Subsidiary has taken reasonable measures to protect the proprietary nature of each item of Business Exclusive Software, and to maintain the confidentiality of all confidential information, that it owns or uses and is not aware of any unauthorized disclosure of confidential information. Except as disclosed on Schedule 5.15, to Seller's Knowledge, there is no existing third party infringement, misuse or misappropriation of the Business Exclusive Software. Notwithstanding anything to the contrary contained herein, none of the representations and warranties set forth above in this
Section 5.15(b) shall apply to the Provisioning Software (as defined on Schedule 1.5).

                  5.16. Intellectual Property.

                  (a) Schedule 5.16 annexed hereto sets forth an accurate and complete list of all registered trademarks used in the conduct of the Business. Except as disclosed on Schedule 5.16, each of Seller and the Selling Subsidiary owns, is licensed or otherwise has the sole and exclusive right to use the registered trademarks set forth on Schedule 5.16 (the "Registered Trademarks") and, to Seller's Knowledge, all other Intellectual Property. None of the licensed Intellectual Property is licensed from any employees or Affiliates of Seller or its subsidiaries.

                  (b) Except as disclosed in Schedule 5.16, the use of the Registered Trademarks and, to Seller's Knowledge, the other Intellectual Property by Seller and the Selling Subsidiary does not infringe upon or otherwise violate the rights of any third party in or to such Intellectual Property, and, to Seller's Knowledge, no claim has been asserted with respect thereto. Except as disclosed in Schedule 5.16, to Seller's Knowledge, there is no claim which can be asserted by any Person against Seller or the Selling Subsidiary with respect to the use of any item of Intellectual Property challenging or questioning the validity or effectiveness of such use of any such item. Except as disclosed in Schedule 5.16, no employee of Seller or, to Seller's Knowledge, any other Person has a right to receive a royalty or similar payment, or has any other monetary rights, in respect of any item of Intellectual Property owned by Seller or the Selling Subsidiary. Each of Seller and the Selling Subsidiary has taken reasonable measures to protect the proprietary nature of each item of Intellectual Property, and to maintain the confidentiality of all confidential information, that it owns or uses and is not aware of any unauthorized disclosure of confidential information. Except as disclosed in Schedule 5.16, to Seller's Knowledge, there is no existing third party infringement, misuse or misappropriation of the Registered Trademarks or the other Intellectual Property.

                  (c) The Selling Subsidiary has all right, title and interest in, to and under the registration of the MailWatch trademark included in the Transferred Intellectual Property (subject to any proceedings or actions in the United States Patent and Trademark Office, if any) and has all rights and powers to make the transfer of the MailWatch trademark and, to Seller's Knowledge, all other Transferred Intellectual Property set forth herein.

                  (d) Except as set forth herein or in the Transition Services Agreement, the Intellectual Property transferred hereunder is transferred "As Is," without any support, assistance, maintenance or warranties of any kind. Except as otherwise set forth herein or in the Transition Services Agreement, Buyer assumes all responsibility and risk for its use of any Intellectual Property covered by this Agreement. Except as otherwise set forth herein or in the Transition Services Agreement, Seller does not make, and expressly disclaims, any express or implied warranties of any kind whatsoever relating to Intellectual Property, including but not limited to, implied warranties of merchantability or fitness for a particular purpose, warranties of title or non infringement, or any warranties that any Intellectual Property is error free.

                  5.17 Taxes.

                  (a) To Seller's Knowledge, Seller and the Selling Subsidiary have filed all Tax Returns that were required to be filed by them with respect to the Business. All such Tax Returns were when filed, and continue to be, correct and complete in all material respects. All Taxes due and payable prior to the date hereof as shown on such Tax Returns and owed by Seller or the Selling Subsidiary with respect to the Business have been timely paid. There are no liens with respect to Taxes on any of the Assets, other than Permitted Liens.

                  (b) Seller and the Selling Subsidiary have withheld or collected and paid all Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to any Employee.

                  (c) None of the Assumed Liabilities is an obligation to make a payment that would not be deductible under Section 280G of the Code.

                  (d) For purposes of this Section 5.17, references to Seller shall also refer to any predecessor companies of Seller within the previous six years.

                  5.18 Customers. Schedule 5.18 lists the names and addresses of the twenty (20) largest customers of the Business (based on revenues) during the twelve-month period ended June 30, 2004, and the percentage of the Business which each such customer represents or represented during such period. Except as set forth in Schedule 5.18, Seller and the Selling Subsidiary have not received any written notice, and to Seller's Knowledge, any other notice, that any such customer has ceased, or will cease, to use the Services of the Business, or has substantially reduced, or will substantially reduce, the use of such Services.

                  5.19 Interested Persons. To Seller's Knowledge, no officer, director or employee of Seller or the Selling Subsidiary, or any Affiliate (other than Seller and its direct and indirect subsidiaries), spouse, child, or other relative of any of the foregoing persons or entities, has any interest in, directly or indirectly, or any contractual relationship with, any customer or supplier of the Business or with the Seller or the Selling Subsidiary with respect to the Business (other than, with respect to employees, employment agreements with the Seller or the Selling Subsidiary).

                  5.20 Brokers. Neither Seller nor the Selling Subsidiary has, directly or indirectly, employed or utilized the services of any investment banker, broker, finder, consultant or other intermediary in connection with this Agreement or the Transaction.

                  5.21 Investment Experience. Seller (i) is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act, (ii) has such knowledge and experience of financial, business and investment matters as to be capable of evaluating the merits and risks of acquiring Parent's Common Stock, (iii) has the ability to bear the economic risks of acquiring Parent's Common Stock, (iv) was not organized or reorganized for the specific purpose of acquiring Parent's Common Stock and (v) has been afforded the opportunity to ask questions of, and to receive answers from, Parent and to obtain additional information, all as necessary for Seller to make an informed investment decision with respect to the acquisition of Parent's Common Stock.

                  5.22 Investment; Legend. Seller is acquiring Parent's Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Seller understands that the shares of Parent's Common Stock to be acquired have not been, and except as provided herein will not be, registered under the Securities Act. The availability of an exemption from the registration provisions of the Securities Act depends upon, among other things, the bona fide nature of the investment intent. Seller understands and acknowledges that certificates representing Parent's Common Stock will bear a legend substantially to the following effect:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS."

                  5.23 Rule 144. Seller acknowledges that Parent's Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

                  5.24 Disclaimer of Additional Representations and Warranties. Except as expressly set forth in this Agreement, each of Seller and the Selling Subsidiary makes no representations or warranties, express or implied, with respect to Seller, the Selling Subsidiary, the Assets or the Business.

6.       Representations and Warranties of Buyer and Parent.

         Except as disclosed on the Disclosure Schedules hereto, each of Buyer and Parent, jointly and severally, hereby represents and warrants to Seller as follows:

                  6.1 Organization and Authority. Each of Buyer and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of [Delaware] and has all requisite corporate power and lawful authority to execute and deliver this Agreement and the other Transaction Agreements, to consummate the Transaction and to perform fully its obligations under this Agreement and the other Transaction Agreements.

                  6.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the other Transaction Agreements by Buyer and Parent and the consummation by Buyer and Parent of the Transaction have been duly authorized by all necessary corporate action of Buyer and Parent, and no other board of directors, stockholder or other corporate proceedings by or on behalf of Buyer or Parent is necessary to authorize the execution, delivery or performance of this Agreement or any other Transaction Agreement or the consummation of the Transaction. This Agreement constitutes, and the other Transaction Agreements when executed and delivered will constitute, the valid and legally binding obligations of Buyer and Parent, enforceable against Buyer and Parent in accordance with their terms.

                  6.3 Freedom to Contract. The execution, delivery and performance of this Agreement or any other Transaction Agreement by Buyer and Parent and the consummation by Buyer and Parent of the Transaction will not: (i) violate or conflict with any provisions of the certificate of incorporation or by-laws of Buyer or Parent, each as amended; (ii) violate any of the terms, conditions or provisions of any Applicable Law; or (iii) conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any of the terms, conditions or provisions of any material contract of Buyer or Parent except in the case of clauses (ii) and
(iii) where such conflict, breach or violation or default is not reasonably likely to have a material adverse effect on the ability of the Buyer or Parent to consummate the Transaction. No authorization, approval, order, license, permit, franchise or consent of, and no registration, declaration or filing with, any Governmental Authority, is required in connection with Buyer's or Parent's execution, delivery and performance of this Agreement or any other Transaction Agreement or the consummation of the Transaction.

                  6.4 Brokers. Neither Buyer nor Parent has, directly or indirectly, employed or utilized the services of any investment banker, broker, finder, consultant or other intermediary in connection with this Agreement or the Transaction.

                  6.5 Validity of Parent's Common Stock. Parent's Common Stock, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement or under applicable federal and state securities laws, and will be free of any preemptive or similar rights and liens or encumbrances, other than any liens or encumbrances created by or imposed upon Seller.

                  6.6 SEC Reports. Complete and correct copies of all reports and other filings required to be filed by Parent with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder since and including the filing date of the registration statement with respect to Parent's initial public offering (such reports and other filings collectively referred to herein as the "SEC Filings") are available on the SEC's EDGAR web site. As of their respective dates, the SEC Filings, in the aggregate, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of filing, the SEC Filings complied as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder.

                  6.7 Disclaimer of Additional Representations and Warranties. Except as expressly set forth in this Agreement, each of Buyer and Parent makes no representations or warranties, express or implied, with respect to Buyer or Parent.

7.      Covenants.

                  7.1 Public Announcements. Neither Seller nor Parent shall, without the prior written approval of the other party, permit any of their respective officers, directors or employees to make any public statement or issue any press release with respect to this Agreement or the Transaction, unless such statement or release is required by applicable law, regulation or stock market rule (provided that the other party shall, to the extent practicable, be given an opportunity to review and consent to such statement or release).

                  7.2 Expenses. The parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the Transaction, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants; provided, however, all liability for documentary, stamp, transfer or other similar Taxes (each, a "Transfer Tax") arising in connection with the transactions contemplated pursuant to this Agreement shall be allocated 50% to Seller and 50% to Buyer, and Seller shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and Buyer shall reasonably cooperate in the preparation, execution and filing of, all Tax Returns, applications or other documents regarding any Transfer Taxes that become payable in connection with the sale of the Assets, or otherwise. Buyer shall reimburse Seller for the portion of the Transfer Taxes, if any, for which it is liable promptly upon a request therefor.

                  7.3 Indemnification for Fees of Brokers and Finders. Notwithstanding anything to the contrary contained in this Agreement, Buyer and Parent, on the one hand, and Seller and the Selling Subsidiary, on the other, agree to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of Buyer or Parent, on the one hand, or Seller or the Selling Subsidiary, on the other hand.

                  7.4 Contracts. The Business Contracts set forth on Schedule
7.4 and the lease and Master Services Agreement referenced on Schedule 5.3 may require the consent of the other party or parties thereto to any transfer or assignment of Seller's or the Selling Subsidiary's rights thereunder or to the provision of certain services under the Transition Services Agreement and such consent shall not have been obtained as of the Closing Date. Seller, the Selling Subsidiary and Buyer shall cooperate, and Seller and the Selling Subsidiary shall use reasonable commercial efforts, to procure the consent to assignment to Buyer of all Business Contracts set forth on Schedule 7.4 and to procure the consent to provide the services under the Transition Services Agreement as needed as promptly as practicable after the Closing. If, upon exercise by Seller and the Selling Subsidiary of reasonable commercial efforts to procure such consents, Seller determines that a Business Contract is not or will not be assignable by Seller or the Selling Subsidiary to Buyer or Seller does not receive such consent to provide a service under the Transition Services Agreement in the manner contemplated thereunder, Seller and the Selling Subsidiary shall, to the extent feasible and practicable, provide Buyer the benefit of such Business Contract or service to the same extent as if Seller and the Selling Subsidiary had not been prevented from assigning such Business Contract to Buyer or from provided such service to Buyer to the extent legally permissible without violating such contract, and Buyer shall act as Seller's and the Selling Subsidiary's subcontractor and agent and, if the benefit of such contract or service is provided to Buyer, shall perform all of the obligations and assume all of the liabilities under such Business Contracts or the Transition Services Agreement or shall reimburse Seller and the Selling Subsidiary for its payment and performance thereunder, in each case, pursuant to the terms of the Transition Services Agreement. Nothing in this Agreement or the Transition Services Agreement shall be construed as an attempt to assign any Business Contract that by its terms is not assignable or to provide any service that may not be provided without the consent of the other party to such Business Contract or such lease or Master Services Agreement referenced on Schedule 5.3.

                  7.5 Employment Matters.

                  (a) Business Employees

                      (i) At the Closing, Buyer shall extend written offers of employment contingent upon the consummation of the Closing, and commencing immediately following the Closing, to each of the employees of the Business who is listed on Schedule 7.5(a)(i) ("Business Employees"). Schedule 7.5(a)(i) lists each Business Employee's name, job title, location of employment, current year's salary and commission, date of employment and current status (e.g., active, disability, leave of absence, etc.) and any severance obligations owed to such Business Employee in the event of the termination of employment of such Business Employee. Business Employees who accept such offer and who become employed by Buyer after the Closing shall be referred to as "Hired Business Employees".

                      (ii) Buyer shall pay a bonus to each Hired Business Employee that is employed by Buyer on the first anniversary of this Agreement. Such bonus shall equal ten percent (10%) of such Hired Business Employee's base salary on the day after the Closing Date.

                  (b) Seller Benefit Plans.

                      (i) Seller and the Selling Subsidiary shall retain all liabilities with respect to benefits accrued and claims incurred with respect to all Business Employees under any Employee Benefit Plans established by Seller, the Selling Subsidiary and their respective Affiliates through the Closing Date ("Seller Benefit Plans") and any and all assets set aside with respect to the funding and payment of such liabilities. Seller and the Selling Subsidiary shall also retain any liabilities which may accrue after the Closing Date with respect to any Business Employee who is not a Hired Business Employee, including all responsibility to provide COBRA coverage to any such Business Employees under the COBRA provisions of ERISA ss.ss.601 through 608 or Code ss.4980 B.

                      (ii) Except as otherwise provided in this Agreement, as of the first moment after the Closing Date, all Hired Business Employees will cease to participate as active employees in or accrue benefits under the Seller Benefit Plans. Thereafter, no Hired Business Employee shall assume or be entitled to participate in any Seller Benefit Plans, except to the extent such plans provide by their terms for participation after the Closing Date or as otherwise required by law or by the terms of this Agreement.

                  (c) Buyer Benefit Plans.

                      (i) As of the first moment after the Closing Date and thereafter, Buyer shall provide to all Hired Business Employees such benefits as Buyer shall determine, which shall contain no restrictions or limitations with respect to pre-existing conditions (other than those which are not satisfied under Seller Benefit Plans as of the Closing Date).

                      (ii) Buyer shall recognize, from and after the Closing Date, each Hired Business Employee's service, as set forth on Schedule 7.5(a)(i) to this Agreement with respect to each such Employee, for purposes of determining eligibility to participate and vesting under any Employee Benefit Plan established by Buyer or any of its Affiliates on or after the Closing Date or maintained by Buyer or any Affiliate and in which Hired Business Employees will participate, including without limitation all qualified pension, savings, or profit-sharing plans, group health plans, vacation plans and policies, disability and other welfare benefit plans (including retiree health, dental and life insurance). Schedule 7.5(c)(ii) lists the dollar amount of any accrued paid leave (whether vacation, sick leave or otherwise) of each Hired Business Employee as of the Closing Date, based on the amount to which each such employee is entitled to be paid for such leave.

                      (iii) Neither Seller nor its Affiliates shall have any liabilities or obligations with respect to benefit claims under any plans sponsored, maintained or contributed to by Buyer or any of its Affiliates for or in respect of any Hired Business Employee.

                      (iv) For the avoidance of doubt, Buyer is not liable for any severance payments to which the Hired Business Employees were entitled pursuant to their employment with Seller.

                  7.6 Further Assurances. From and after the Closing Date, Seller and the Selling Subsidiary, on the one hand, and Buyer, on the other hand, agree to execute and deliver such further documents and instruments and to do such other acts and things as Buyer or Seller, as the case may be, may reasonably request in order to effectuate the Transaction. Following the Closing, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings, consistent with the other provisions for defense of claims provided in Article 10. Without limiting the foregoing, Seller and the Selling Subsidiary agree to take any and all commercially reasonable actions which are necessary to transfer the domain names referenced in Schedule 1.3 to Buyer.

                  7.7 Receivables; Billing and Collections. In accordance with the Transition Services Agreement, Seller and the Selling Subsidiary shall remit all invoices for the Business for the month in which the Closing shall occur (and for any previous months in which revenues attributable to the conduct of the Business after the Closing were prepaid) and for so long thereafter as provided in the Transition Services Agreement and shall remit to Buyer promptly after each month-end after the sending of such invoices all payments received by Seller or the Selling Subsidiary on such invoices to the extent attributable to the conduct of the Business after the Closing in accordance with Section 2.3. Each of Seller and the Selling Subsidiary shall use its customary procedures to collect payments set forth in the invoices remitted in relation to the Business which were remitted by Seller or the Selling Subsidiary pursuant to the previous sentence. Each party agrees to remit to the other party any collections received by such party on accounts receivable to the extent such other party is entitled to such collections in accordance with Section 2.3. For purposes of determining whether a payment belongs to Seller, the Selling Subsidiary or Buyer, (a) all payments from an account debtor which relate to an invoice (including, without limitation, by noting the invoice number on the form of payment, by including the invoice with the payment or by the amount of payment precisely matching the amount of the most recent invoice) shall be applied to such invoice, (b) all partial payments from an account debtor which relate to an invoice that includes both Services and other services shall be applied pro rata to the Services and such other services in accordance with the respective amounts attributable to the Services and such other services, respectively, unless otherwise directed by the account debtor and (c) all payments from an account debtor which do not relate to an invoice shall be applied first to unpaid accounts receivable owed to Seller or the Selling Subsidiary unless such accounts receivable has been disputed in writing by the account debtor. Buyer, Seller and the Selling Subsidiary agree to provide each other with reasonable cooperation in connection with the billing and collection of accounts receivable in furtherance of the transactions contemplated hereby.

                  7.8 Use of EasyLink as Trademark and Trade Name. From and after the Closing Date, Buyer shall not be entitled to use and shall cause the Business to cease its use of the names EasyLink, EasyLink Services and variants of the foregoing as a trademark, service mark, trade name or corporate name.

                  7.9 Nasdaq National Market Listing; Registration Rights. If required by the Nasdaq Stock Market on or before the date required by applicable Nasdaq Stock Market rules, Parent shall cause the shares of Parent's Common Stock issuable hereunder to be authorized for listing on The Nasdaq National Market. If Parent shall file at any time after six (6) months after the Closing Date a registration statement on Form S-3 with the SEC that includes shares for resale by other equity securityholders, then Parent shall offer to include Seller's shares of Parent's Common Stock received hereunder in such registration statement on the same terms and conditions as applicable to such other securityholders unless the underwriter or placement agent, if any, in connection with such registration statement or the securities covered thereby determines that the inclusion of the shares of Parent's Common Stock would adversely affect the success of the offering.

                  7.10 Access to Information. Each of Buyer and Seller will provide the other with the right, at reasonable times and upon reasonable notice, to have reasonable access to, and to copy and use, any records or information in its possession and control and personnel under its supervision which may be relevant in connection with the preparation of any Tax Returns, any audit or other examination by any authority, or any judicial or administrative proceedings relating to liability for Taxes. The party requesting assistance hereunder shall reimburse the other party for reasonable expenses incurred in providing such assistance. Any information obtained pursuant to this Section
7.10 shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested.

                  7.11 Non-Competition and Non-Solicitation. For a three year period following the Closing Date, each of Seller, the Selling Subsidiary and their respective Affiliates shall not, directly or indirectly, (a) engage in activities which compete with the Business as currently conducted, (b) entice, induce or solicit any customer of or licensor to the Business to cease in any extent to be a customer of or licensor to the Business or (c) entice, induce or solicit any employee or consultant of Buyer, Parent or their respective subsidiaries with respect to the Business to leave the employment of, or no longer render services to, Buyer, Parent or any of their respective subsidiaries. Notwithstanding anything to the contrary contained herein, (i) nothing contained herein shall be construed to prevent Seller and its Affiliates from selling the products and services currently sold by them (other than the Services) or scanning services relating to Seller's and its subsidiaries' electronic data interchange or EDI services, production messaging services, desktop fax, document capture and management and other fax-related services and
(ii) this Section 7.11 shall not apply to the activities of any Person that, whether by merger, consolidation, stock purchase or asset purchase, (A) acquires Seller, the Selling Subsidiary or any of their respective Affiliates or the business or assets of any of the foregoing or (B) after the first anniversary of the Closing Date, is acquired by Seller, the Selling Subsidiary or any of their respective Affiliates; provided, however, that, in the case of clause (B), (x) the revenues of such acquired Person relating to any portion of such Person's business which are competitive with the Business cannot exceed twenty percent (20%) of such Person's revenues for the twelve (12) month period as of the end of the fiscal quarter of such Person ending immediately prior to the acquisition of such Person, (y) Seller must have used its reasonable commercial efforts to not purchase the portion of such Person's business which is competitive with the Business and (z) if such portion of the business is acquired notwithstanding its compliance with clause (y), Seller must use its reasonable commercial efforts to divest the portion of such Person's business which is competitive with the Business within twelve (12) months of its acquisition.

                  7.12 EasyLink Website and Customer Service Numbers; XWRK Library. (a) Seller shall maintain, in the same manner and presentation as of the Closing Date, all references on Seller's website to the Services (including, without limitation, references to "Anti-Virus", "Anti-Spam", "Spam Blocking", "Virus Protection" and "MailWatch") and shall cause any links from such references to be directed to the website at the www.mailwatch.com address or the www.stopspam.com website, as applicable; provided, however, that Seller shall not be required to so maintain such references or links for longer than six (6) months after the Closing Date and shall remove such references at the request of Buyer. Additionally, Seller shall direct any incoming calls to any phone numbers of Seller relating to the Business as instructed by Buyer; provided, however, that Seller shall not be required to so direct such calls for longer than six
(6) months after the Closing Date. Any prospective sales calls relating to the Business shall be referred to Seller's sales department and shall be subject to the referral agreement entered into between Seller and Buyer as of the Closing Date.

                  (b) Seller hereby grants to Buyer a perpetual, royalty free, fully paid up, worldwide, transferable, assignable, sublicensable license to use and modify the XWRK library software (including source code) for any purpose. The XWRK library software is licensed to Buyer "As Is," without any support, assistance, maintenance or warranties of any kind. Buyer assumes all responsibility and risk for its use of the XWRK library software. Seller does not make, and expressly disclaims, any express or implied warranties of any kind whatsoever relating to XWRK library software, including but not limited to, implied warranties of merchantability or fitness for a particular purpose, warranties of title or non infringement, or any warranties that the XWRK library software is error free.

        8. Conditions Precedent to Buyer's and Parent's Obligations. The obligations of Buyer and Parent are subject to the satisfaction, at or before the Closing, of the conditions set out below. The benefit of these conditions is for Buyer and Parent only and may be waived in writing by Buyer and Parent at any time in their sole discretion.

         8.1. Accuracy of Seller's Representations and Warranties. The representations and warranties of Seller and the Selling Subsidiary shall be true and correct as of the Closing, and Buyer shall have received certificates attesting thereto signed by duly authorized officers of Seller and the Selling Subsidiary.

         8.2. Performance by Seller. Seller and the Selling Subsidiary shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement and Buyer shall have received a certificate signed by a duly authorized officer of Seller and the Selling Subsidiary.

         8.3 Deliverables. Seller shall have delivered to Buyer the required deliverables set forth in Section 4.2(b).

9.       Conditions Precedent to Seller's Obligations.

         The obligations of Seller and the Selling Subsidiary are subject to the satisfaction, at or before the Closing, of the conditions set out below. The benefit of these conditions is for Seller and the Selling Subsidiary only and may be waived by Seller and the Selling Subsidiary in writing at any time in their sole discretion.

         9.1. Accuracy of Buyer's and Parent's Representations and Warranties. The representations and warranties of Buyer and Parent shall be true and correct as of the Closing, and Seller shall have received certificates attesting thereto signed by duly authorized officers of Buyer and Parent.

         9.2. Performance by Buyer and Parent. Buyer and Parent shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement and Seller shall have received a certificate signed by a duly authorized officer of Buyer and Parent to such effect.

         9.3 Deliverables. Buyer shall have delivered to Seller the required deliverables set forth in Section 4.2(c).

10.     Indemnification.

         10.1 Indemnification by Seller. Seller and the Selling Subsidiary shall, jointly and severally, indemnify Buyer, Parent, their respective Affiliates and their respective officers, directors, employees, permitted assigns and successors (collectively, the "Buyer Indemnified Parties") and hold them harmless against and in respect of any and all judgments, costs, damages, losses, liabilities, taxes and deficiencies and penalties and interest thereon and costs and expenses, including reasonable attorneys' fees and expenses (collectively, "Losses") to the extent resulting from (a) the breach of any representation or warranty of Seller or the Selling Subsidiary in this Agreement or the Transition Services Agreement, (b) the Excluded Liabilities, (c) the failure to comply in any material respect with any covenant or agreement made by Seller or the Selling Subsidiary hereunder or in the Transition Services Agreement; and (d) any and all actions, suits, proceedings, claims, demands or assessments incident to any of the foregoing.

         10.2 Indemnification by Buyer. Buyer and Parent shall, jointly and severally, indemnify Seller, its Affiliates and their respective officers, directors, employees, permitted assigns and successors (collectively, the "Seller Indemnified Parties" and, together with Buyer Indemnified Parties, the "Indemnified Parties") and hold them harmless against and in respect of any and all Losses to the extent resulting from (a) the breach of any representation or warranty of Buyer or Parent in this Agreement or the Transition Services Agreement, (b) the Assumed Liabilities, (c) the failure to comply in any material respect with any covenant or agreement made by Buyer or Parent hereunder or in the Transition Services Agreement; and (d) any and all actions, suits, proceedings, claims, demands or assessments incident to any of the foregoing.

         10.3 Period of Indemnity. All representations and warranties of the parties contained in this Agreement or the Transition Services Agreement, and all indemnification obligations under Section 10.1 or 10.2 to the extent arising out of a breach of such representations and warranties, shall survive the execution and delivery of this Agreement and shall continue in full force and effect until December 31, 2005 and thereafter shall terminate; provided, however, that (a) to the extent any breach of a representation, warranty, covenant or agreement involves any Losses in each case relating to or for ERISA, Taxes or bulk transfer laws of any jurisdiction, the right to assert a claim and any indemnity obligation shall survive until the expiration of the applicable statute of limitations; provided, further, however, that if at or prior to the expiration of such period the Indemnified Party has delivered a Claims Notice in accordance with Section 10.5 but the underlying claim has not been fully determined, such period will be extended as to such claim until it is finally determined; and (b) the representations and warranties of Seller and the Selling Subsidiary set forth in Sections 5.1 and 5.2 and of Buyer and Parent set forth in Sections 6.1 and 6.2 shall survive indefinitely. All covenants or agreements which by their terms are to be performed on or after the Closing Date shall survive until fully discharged. Buyer's obligations with respect to Assumed Liabilities and Seller's obligations with respect to Excluded Liabilities (other than to the extent arising solely under Section 2.2(g)) shall survive indefinitely.

         10.4 Limitations.

         (a) No claim for indemnity shall be asserted by, and no liability for such indemnity shall be enforced against, a party unless a Claims Notice (as hereinafter defined) has been given by the Indemnified Party to the other party(ies) (the "Indemnitor") prior to the expiration of the period for asserting such claim under Section 10.3. All indemnification rights under this Agreement are without duplication.

         (b) Subject to the following sentence, the aggregate amount payable by Seller and the Selling Subsidiary with respect to claims under clauses (a), (b) (to the extent arising solely under Section 2.2(g)), (c) and (d) (to the extent relating back to clauses (a), (b) (to the extent arising solely under Section 2.2(g)) and (c)) of Section 10.1 or by Buyer and Parent with respect to claims under clauses (a), (c) and (d) (to the extent relating back to clauses (a) and (c)) of Section 10.2 shall not exceed fifty percent (50%) of the Purchase Price, and neither Seller or the Selling Subsidiary, on the one hand, nor Buyer or Parent, on the other hand, shall have any liability for such claims except to the extent that the aggregate amount of all such claims exceeds $100,000. There shall be no threshold for recovery of Losses and no maximum limit for claims under clauses (b) (other than to the extent arising solely under Section 2.2(g)) and (d) (to the extent relating back to clause (b), as so limited) of each of Sections 10.1 and 10.2.

         10.5 Notice to the Indemnitor. Promptly after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an Indemnitor under this Article 10, the Indemnified Party shall notify the Indemnitor in writing of such claim (the "Claims Notice"). The Claims Notice shall describe the asserted liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Losses that have been or may be suffered by the Indemnified Party. Failure by the Indemnified Party to give a Claims Notice to the Indemnitor in accordance with the provisions of this Section 10.5 shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor has been actually prejudiced by such failure.

         10.6 Reimbursement.

         (a) Subject to Section 10.7, Seller agrees to reimburse Buyer on demand for any payment made by Buyer or any loss, damage, cost or expense suffered by the Buyer Indemnified Parties at any time after the date hereof to the extent that the Buyer Indemnified Parties is entitled to indemnification therefor under
Section 10.

         (b) Subject to Section 10.7, Buyer agrees to reimburse Seller on demand for any payment made by Seller or any loss, damage, cost or expense suffered by Seller Indemnified Parties at any time after the date hereof to the extent that the Seller Indemnified Parties is entitled to indemnification therefor under
Section 10.

         10.7 Rights of Parties to Settle or Defend. In case of a claim made by a person not a party to this Agreement against an Indemnified Party, the Indemnitor may elect to compromise or defend, at its own expense, by its own counsel any asserted liability; provided, that the Indemnitor may not settle such asserted liability without the written consent of any Indemnified Party if such settlement involves any admission of wrongful conduct on the part of any Indemnified Party or imposes any restriction on any Indemnified Party. If the Indemnitor elects to compromise or defend such asserted liability, it shall within 30 calendar days upon being given the Claims Notice (or sooner, if the nature of the asserted liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate in the compromise of, or defense against, such asserted liability. If the Indemnitor elects to defend any claim, the Indemnified Party shall make available to the Indemnitor any books, records or other documents within its control that are reasonably necessary or appropriate for such defense. If the Indemnitor elects not to defend the asserted liability or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party may defend (at the reasonable expense of the Indemnitor) such asserted liability as the Indemnified Party considers appropriate; provided, that it may not settle such asserted liability without the written consent of the Indemnitor. The parties agree to cooperate fully with one another in the defense, settlement or compromise of any asserted liability. In any event, the Indemnified Party and the Indemnitor may participate, with separate counsel, at their own expense, in the defense of such asserted liability.

         10.8 Exclusive Remedies. The parties hereto acknowledge that the indemnity rights set forth in this Article 10 are intended to be their exclusive monetary remedies in connection with this Agreement; provided that nothing in this Section 10.8 shall limit in any way the availability of specific performance, injunctive relief or other equitable remedies to which a party may otherwise be entitled.

11.      Miscellaneous.

         11.1 Entire Agreement. This Agreement (together with the Schedules hereto) and the Transition Services Agreement contain, and are intended as, a complete statement of all of the terms of the arrangements among the parties with respect to the matters provided for herein and therein, and supersede any previous agreements and understandings among the parties with respect to those matters.

         11.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without regard to its principles of conflicts of law.

         11.3 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by registered or certified mail, return receipt requested, sent by recognized overnight delivery service (signature of receipt requested) or, to the extent receipt is confirmed, by telecopy or telefax (provided that such party also sends a copy by personal delivery or registered or certified mail, return receipt requested, or recognized overnight delivery service, signature of receipt requested), to the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

         If to Seller, to:

                           EasyLink Services Corporation
                           33 Knightsbridge Road
                           Piscataway,  NJ 08854
                           Attention: Chief Financial Officer
                           Fax Number: 866-210-8195

         with a copy to:

                           Legal Department at the same address
                           Fax Number:  201-477-6503

         If to Buyer or Parent, to:

                           Infocrossing, Inc.
                           2 Christie Heights Street
                           Leonia, New Jersey  07605
                           Attention:       Vice-Chairman
                           Fax No.: (201) 840-7102

         with a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           405 Lexington Avenue
                           New York, New York  10174
                           Attention:       Charles I. Weissman, Esq.
                           Fax No.: (212) 891-9598


         11.4 Severability. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, but such invalidity or unenforceability shall not affect in any way the remaining provisions hereof provided that such invalidity or unenforceability does not deny any party the material benefits of the transactions for which it has bargained.

         11.5 Amendment; Waiver. No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. Each party may waive compliance by the other with any of the provisions of this Agreement. No waiver of any provision hereof shall be construed as a waiver of any other provision. Any waiver must be in writing and signed by the party granting the waiver.

         11.6 Assignment and Binding Effect. None of Buyer, Parent, Seller or the Selling Subsidiary may assign its rights or obligations under this Agreement without the prior written consent of the other; provided that Seller or the Selling Subsidiary may assign any of its rights or delegate any of its duties to any entity controlled by Seller and Buyer or Parent may assign any of its rights or delegate any of its duties to any entity that is controlled by Parent or to any lenders to Buyer or Parent to secure any debt obligations owed to such lenders; provided, further, that Seller and Buyer, as applicable, shall remain liable for all duties of Seller or Buyer, as applicable, so assigned. All of the terms and provisions of this Agreement shall be binding on, and shall inure to the benefit of, the parties and the respective successors and permitted assigns of the parties.

         11.7 No Third Party Beneficiaries. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, Seller Indemnified Parties, Buyer Indemnified Parties and the respective successors and permitted assigns of all of the foregoing and they shall not be construed as conferring and are not intended to confer any rights on any other persons, including the right to enforce any of the provisions of this Agreement.

         11.8 Counterparts. This Agreement may be executed in counterparts, all of which shall be deemed an original, and each party hereto may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

         11.9 Certain Definitions. The following terms, as used herein, have the following meanings:

         "Affiliate," with respect to any Person, means any Person directly or indirectly controlling, controlled by or under common control with such Person.

         "Applicable Law" shall have the meaning specified in Section 5.3

         "Assets" shall have the meaning specified in Article 1.

         "Assumed Liabilities" shall have the meaning specified in Section 2.1.

         "Business Day" shall mean any day of the year on which banks are not required or authorized to be closed in the State of New York.

         "Business Employees" shall have the meaning specified in Section 7.5(a)(i).

         "Cash Consideration" shall have the meaning set forth in Section 3.1.

         "Claims Notice" shall have the meaning specified in Section 10.5.

         "Closing" shall have the meaning specified in Section 4.1.

         "Closing Date" shall have the meaning specified in Section 4.1.

         "Closing Market Price" shall mean the price equal to the average of the last quoted sale prices per share of Parent's Common Stock on the NASDAQ National Market for the ten (10) trading days ending with the trading day immediately prior to the date of the Closing.

         "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated pursuant thereto.

         "COBRA" means The Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

         "Contract" means any written or oral contract, agreement, purchase order, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, instrument or other similar document.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, as an officer or director of such Person, by contract or credit arrangement or otherwise.

         "Effective Time" shall have the meaning specified in Section 4.1.

         "Employee Benefit Plan" shall have the meaning given such term in
Section 3(3) of ERISA.

         "Employees" shall mean the employees of Seller.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean, as to any person, any trade or business, whether or not incorporated, which together with such person would be deemed, at any time through the Closing Date, a single employer within the meaning of
Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code within the previous six years.

         "Excluded Liabilities" shall have the meaning specified in Section 2.2.

         "Governmental Authority" means any government or political subdivision thereof, whether federal, state, local or foreign, and any agency, department, division, court, tribunal or instrumentality of any such government or political subdivision.

         "Hired Business Employee" shall have the meaning specified in Section 7.5(a)(i).

         "Intellectual Property" shall mean (i) registered and unregistered trademarks, service marks, brand names, trade dress and logos, and the goodwill of the business associated therewith; (ii) registered and unregistered copyrights; (iii) know-how, inventions, processes, formulae, discoveries and ideas, whether patentable or not in any jurisdiction; (iv) patent rights, including registered patents, patents pending and all divisions, re-issues, re-examinations and extensions thereof; (v) trade secrets and confidential information; (vi) domain names and websites; and (vii) any and all other intellectual property and proprietary rights, in each case, relating exclusively to or used exclusively in the Business, whether owned or licensed, as presently conducted or as proposed to be conducted; provided, however, that "Intellectual Property" shall not include Software.

         "Knowledge" means, with respect to Seller, the actual knowledge, after due inquiry, of the Chairman, the Chief Executive Officer or the Chief Financial Officer of Seller.

         "License Agreements" shall have the meaning set forth in Section 1.1.

         "Liens" shall have the meaning specified in Section 5.5.

         "Material Adverse Effect" means any effect that is, or is reasonably likely to be, materially adverse to the Business and the Assets, taken as a whole.

         "Parent's Common Stock" shall have the meaning set forth in Section
3.1.

         "Permitted Liens" shall have the meaning specified in Section 5.5.

         "Person" means any natural person, firm, partnership, joint venture, association, corporation, company, trust, business trust, Governmental Authority or other entity.

         "Prohibited Transaction" means a transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

         "Provisioning Software" shall have the meaning set forth in Schedule
1.5.

         "Purchase Price" shall have the meaning specified in Section 3.1.

         "SEC Filings" shall have the meaning specified in Section 6.6.

         "Seller Benefit Plan" shall have the meaning specified in Section
7.5(b).

         "Taxes" or "Tax" refers to all federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, telecommunications, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental (including taxes under Internal Revenue Code Section 59A), premium, federal highway use, commercial rent, customs duties, capital stock, paid up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

         "Tax Return" means any report, return, form, claim for refund, declaration or other document or information return or statement required to be supplied to any authority in connection with Taxes, including any schedule or attachment thereto and any amendment thereof.

         "Telecommunications Service Contracts" shall have the meaning specified in Section 1.1.

         "Transaction" shall have the meaning specified in Section 4.1.

         "Transaction Agreements" mean this Agreement and the Transition Services Agreement.

         "Transfer Tax" shall have the meaning specified in Section 7.2.

         "Transition Services Agreement" means the Transition Services Agreement between Seller and Buyer entered into as of the date hereof.

         11.10 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement, the Transition Services Agreement or the Transaction may be instituted in any state or federal court located in New Jersey, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives any offsets or counterclaims in any such action, suit or proceeding. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided, or by personal service on such party with a copy of such process mailed to such party by registered or certified mail, return receipt requested, postage prepaid. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New Jersey in connection with actions initiated by third parties in such other jurisdictions.

         11.11 Interpretation. Article titles, headings to sections and any table of contents are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof. The Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. As used herein, "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; "writing", "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; references to a person are also to its successors and permitted assigns; except as the context may otherwise require, "hereof", "herein", "hereunder" and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof or attachment hereto; references to any gender include the other; except as the context may otherwise require, the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "Article", "Section" or another subdivision or to a "Schedule" are to an article, section or subdivision hereof or a "Schedule" hereto.

         11.12 Tax Matters.

         (a) Seller and the Selling Subsidiary will be responsible for the preparation and filing of all Tax Returns of or relating to the Business and the Assets for all periods as to which Tax Returns are due on or before the Closing Date, and shall pay all Taxes shown as due on such Tax Returns; provided, however, that Buyer will reimburse Seller or the Selling Subsidiary, as applicable, concurrently therewith to the extent that any payment made by Seller or the Selling Subsidiary related to the operation of the Business or the ownership of the Assets for any taxable period (or portion thereof) beginning after the Closing Date.

         (b) Buyer will be responsible for the preparation and filing of all Tax Returns of or relating to the Business and the Assets (other than Tax Returns of Seller or the Selling Subsidiary) for all periods as to which Tax Returns are due after the Closing Date, and shall pay all Taxes shown as due on such Tax Returns; provided, that Seller will reimburse Buyer concurrently therewith to the extent that any payment made by Buyer relates to the operation of the Business or the ownership of the Assets for any taxable period (or portion thereof) ending on or prior to the Closing Date.

         11.13 Buyer and Selling Subsidiary Obligations. Parent shall cause Buyer to fully pay and perform all of its obligations under this Agreement and under the Transition Services Agreement when due. If Buyer shall fail to fully pay or perform one or more of its obligations hereunder or under the Transition Services Agreement, Parent shall fully pay or perform such obligations on behalf of Buyer when due. Seller shall cause the Selling Subsidiary to fully pay or perform all of its obligations under this Agreement or the Transition Services Agreement when due. If the Selling Subsidiary shall fail to fully perform one or more of its obligations hereunder or under the Transition Services Agreement, Seller shall perform such obligations on behalf of the Selling Subsidiary when due.

         IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date first above written.



                                    EASYLINK SERVICES CORPORATION



                                    By: s/Thomas F. Murawski
                                        ----------------------------------------
                                      Name:  Thomas F. Murawski
                                      Title: President & Chief Executive Officer


                                    EASYLINK SERVICES USA, INC.



                                    By: s/Thomas F. Murawski
                                        ----------------------------------------
                                      Name:  Thomas F. Murawski
                                      Title: Chief Executive Officer

                                    INFOCROSSING SERVICES, INC.



                                    By: s/Robert B. Wallach
                                        ----------------------------------------
                                      Name:  Robert B. Wallach
                                      Title: President

                                    INFOCROSSING, INC.



                                    By: s/Zach Lonstein
                                        ----------------------------------------
                                      Name:  Zach Lonstein
                                      Title: Chief Executive Officer